UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 21, 2011
(Date of Report/Date of earliest event reported)
___________________

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
___________________

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2011, Sensient's Board of Directors adopted amendments to the charter of the Audit Committee (which is Section 3.14 of the By-laws) to clarify its responsibilities in overseeing the treatment of complaints or concerns regarding compliance matters and overseeing compliance with the Company’s Code of Conduct, Standards of Conduct for International Employees, and Code of Ethics for Senior Financial Officers.  The revised committee charter was promptly posted on the Company’s website, www.sensient.com.  The Amended and Restated By-laws, including the revised Section 3.14, are filed as Exhibit 3.2 to this Form 8-K.

ITEM 8.01 Other Events.

On July 21, 2011, Sensient also issued a press release announcing that Kenneth P. Manning, its Chairman of the Board and Chief Executive Officer, has received Board approval to enter into a new pre-programmed stock sale plan following the Company’s earnings announcement for the period ended June 30, 2011.  The new plan provides for sales, beginning in December 2011, of 50% of any Sensient stock that Mr. Manning may be awarded by Sensient in the future.  The new stock sale plan replaces an existing pre-programmed stock sale plan that expires this quarter.  The new plan, which will comply with the SEC Rule 10b5-1 safe harbor regarding insider trading, is motivated primarily by Mr. Manning’s desire to sell a portion of any shares awarded to cover income tax withholding.

Sales pursuant to the plan will occur on the date of any stock grant or as soon thereafter as possible, whether or not that date falls within any window period that may otherwise apply to sales of Sensient stock by its executives.  A copy of the Company’s press release is included as Exhibit 99.1 to this Form 8-K.

ITEM 9.01. Exhibits

Exhibit 3.2	Amended and Restated By-laws (including Audit Committee Charter).

Exhibit 99.1	Sensient Technologies Corporation Press Release Dated July 21, 2011, Regarding Pre-programmed Stock Sale Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION
(Registrant)

By:	/s/ John L. Hammond
Name:	John L. Hammond

Title:	Senior Vice President, General Counsel and Secretary

Date: July 22, 2011

EXHIBIT INDEX

Exhibit 3.2	Amended and Restated By-laws (including Audit Committee Charter).

Exhibit 99.1	Sensient Technologies Corporation Press Release Dated July 21, 2011, Regarding Pre-programmed Stock Sale Plan.